MICRO COMPONENT TECHNOLOGY, INC.

                                    FORM 10-Q

                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)


                                                           THREE MONTHS ENDED
                                                           -------------------
                                                           SEPT. 27, SEPT. 28,
PRIMARY                                                      1997      1996
-------                                                     -------   -------

Net income (loss)                                           $    16   $(1,128)
                                                            =======   =======

Weighted average number of common shares outstanding
        during the period                                     7,054     7,020
Shares issuable on exercise of stock options and warrants
        less shares repurchaseable from the proceeds            351      --
Shares issuable on conversion of redeemable preferred
        stock                                                   316       316
                                                            -------   -------

Common and common equivalent shares - primary                 7,721     7,336
                                                            =======   =======

Net income (loss) per share - primary                       $   .00   $  (.15)
                                                            =======   =======



FULLY DILUTED

Net income (loss)                                           $    16   $(1,128)
                                                            =======   =======

Common and common equivalent shares - primary                 7,721     7,336
Shares issuable on exercise of stock options and
        warrants less shares repurchaseable from
        the proceeds                                           --        --
                                                            -------   -------

Common and common equivalent shares - fully diluted           7.721     7,336
                                                            =======   =======


Net income (loss) per share - fully diluted                 $   .00   $  (.15)
                                                            =======   =======